Premier Operating Company
P.O. Box 35286
Tulsa, OK 74153-0286

Well Info: West Marlow Hoxbar Unit
Participation Agreement

$ 49,500.00 per 1%

Name: Mokita, Inc.

Address: 7695 S.W. 104th Street, Suite 210, Miami, FL 33156

Mokita, Inc. wishes to participate in the subject program for 1.0% at $49,500 per 1% for a cost of $49,500

Mokita, Inc. agrees to fund on or before May 31, 2011 by wire transfer to

Bank Name: Grand Bank

Bank Location: 4200 B Skelly Dr. Suite 200 Tulsa, OK 74153

Bank Contact: Jim Marshall

Account Name: Premier Operating Company WIC fund

Routing #: 103912875

Account it: 0400002861

[signature], Pres
Signature

5/18/11
Date

Mokita, Inc. by
Irma N. Colon-Alonso, President

Paid + Recived
5/31/11
[signature]

Please fax to
Fax (918) 298-0069